UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2020

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (952) 426-1241

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

(b)	On May 11, 2020, Black Ridge Oil & Gas, Inc. (“Black Ridge” or “the Company”) was advised by M&K CPAS, PLLC (“M&K”), the Company’s independent registered public accounting firm, that a restatement of its previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, would be required, to correct the presentation of unrealized gains (losses) on our investment in Allied Esports Entertainment, Inc. ("AESE"). The Company has previously presented the changes in the value of the stock held in AESE as part of other comprehensive income. The Company's shares in AESE are held in a trust account at Continental Stock, outside of the control of the Company, and cannot be sold until the lock-up expires in August 2020.

M&K, however, has now advised the Company that in accordance with Accounting Standards Update No. 2016-01 – Financial Instruments – Overall (Subtopic 825-10) (“ASU 2016-01”), unrealized gains (losses) that were originally separately presented as other comprehensive income will need to be amended and included in the Company's net income (loss). This does not affect the Company's cash position or otherwise change its reporting on operations, cash flow or liquidity.

The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2019, originally filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2020, and its Quarterly Report on Form 10-Q for the period ending September 30, 2019, originally filed with the SEC on November 14, 2019 to amend and restate financial statements and other financial information. Accordingly, the Company’s previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ending September 30, 2019 should no longer be relied upon. The Company does not plan to amend other Quarterly Reports on Form 10-Q as the Form 10-Q for the period ending September 30, 2019 was the first quarterly period in which the closing of the merger transaction with AESE occurred. The Company’s Board of Directors and management discussed with M&K the matters disclosed in this Item 4.02(b) on May 15, 2020.

The restatements are expected to have an impact on the financial statements for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ending September 30, 2019, as previously filed, with changes reflected in the relevant financial statements, due to changes in presentation of unrealized gains (losses), which impacted the Company’s net income (loss) and earnings per share, and related disclosures and Management’s Discussion and Analysis of Financial Condition and Results of Operations. No changes due to the restatement are expected to have any impact on our cash position, cash flow, liquidity, or operations.

Management evaluated its prior conclusions regarding the effectiveness of the Company’s disclosure control and procedures and internal control over financial reporting. Based on that evaluation, management has concluded that this matter resulted from a material weakness in the Company’s internal control over financial reporting pertaining to the application of ASU 2016-01 during 2019. As a result of the material weakness pertaining to our omission with regard to the revised presentation of unrealized gains (losses) on equity securities, the Company has concluded that its internal control over financial reporting and its disclosure controls and procedures were ineffective as of the periods referenced above. Promptly following the identification of the material weakness in internal control over financial reporting as described above, management with the oversight of the audit committee began taking steps to remediate the material weakness. The Company’s remediation plans and changes to internal control over financial reporting will be disclosed in its future periodic filings.

Management and the Company’s Audit Committee have consulted M&K regarding the matters disclosed in this Form 8-K in reaching the conclusion to restate the Financial Statements for the above noted periods.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 7.1         Non reliance letter from M&K CPAS, PLLC pursuant to Item 4.02(b), dated May 11, 2020

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ Kenneth DeCubellis
Kenneth DeCubellis
Chief Executive Officer and Interim Chief Financial Officer

Date: May 15, 2020

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